INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT


We consent to the incorporation by reference in the Registration Statement of Fan Energy Inc. on Form SB-2 of our report dated January 30, 1998 on our audit of the financial statements of Fan Energy Inc. as of December 31, 1997.


/s/ Wheeler Wasoff, P.C.
WHEELER WASOFF, P.C.

Denver, Colorado
March 9, 1998